Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 393, Maryland Trust 138, New York Trust 243 and Pennsylvania Trust 131:

We consent to the use of our report dated April 22, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

April 22, 2004